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                                  EXHIBIT 6.2
                  FORM OF INDIVIDUAL PARTICIPANT'S CERTIFICATE
                         FOR 403(B) PLANS, FORM TA-VA-C
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Contract No._______________________
Contract Date______________________
Contractholder:____________________
Employer:__________________________
CERTIFICATE NO. ___________________                      Date___________________

                     AMERICAN UNITED LIFE INSURANCE COMPANY
                              Indianapolis, Indiana
                           (Herein called the Company)

     Certifies that, in accordance with the provisions of the Group Pooled Equity Fund B Contract issued and delivered to the Contract-holder, ____________ ____________________________________ Participant, is entitled to a Variable
Retirement Annuity payable under the Optional Variable Annuity Settlement selected by the Participant and commencing on his Annuity Commencement Date (as determined pursuant to the Group Contract) provided he is then alive.

     If any death benefit is payable at the time of the Participant's death it shall be paid to____________________________________________________________,
Beneficiary. The Participant may change his beneficiary, as provided in the Group Contract.

     The Group Contract between the Contractholder and the Company is the only contract and all rights and benefits are fixed and determined solely by and in accordance with its provisions. Amendments to and changes in the Group Contract may be made by the Contractholder and the Company, as provided in the Group Contract. A copy of the Group Contract is held by the Contractholder and may be inspected at any reasonable time upon request.

                                               By: /s/ J. Harold Thompson
                                                       Secretary

              ALL PAYMENTS AND VALUES DESCRIBED IN THIS CERTIFICATE
             ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT
                            GROUP ANNUITY CERTIFICATE

TA-VA-C
                 See reverse side for notations by the Company